UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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The Advisory Board Company

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PROXY SUPPLEMENT, DATED NOVEMBER 9, 2017

TO

DEFINITIVE PROXY STATEMENT, DATED OCTOBER 11, 2017

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 15, 2017

The following information supplements the definitive proxy statement dated October 11, 2017 (as supplemented on October 20, 2017) that was initially mailed to stockholders of The Advisory Board Company (or ABCO) on or about October 12, 2017 for a special meeting of ABCO stockholders to be held on November 15, 2017 at ABCO’s offices at 2445 M Street, N.W., Washington, D.C. 20037, at 10:00, a.m., local time. The purpose of the special meeting, among other things, is to consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of August 28, 2017 (as it may be amended from time to time), by and among ABCO, OptumInsight, Inc., a Delaware corporation (or Optum), and Apollo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Optum, which proposal we refer to as the merger proposal. The merger proposal and the other proposals to be voted on at the special meeting are described in more detail in the definitive proxy statement. You should read such information in conjunction with the definitive proxy statement. Any page references in the information below are to pages of the definitive proxy statement, and any defined terms used but not defined below have the meanings set forth in the definitive proxy statement. Except as specifically supplemented by the information contained in this proxy supplement, all information set forth in the definitive proxy statement remains unchanged. No action in connection with this proxy supplement is required if you have previously delivered a proxy and do not wish to change your vote or revoke your proxy.

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Based on the November 3, 2017 closing sale price of the Class A common stock of Evolent Health, Inc. (or Evolent) on the New York Stock Exchange ($13.25), the value of ABCO’s equity interests in Evolent is less than the statutory threshold for transactions reportable under the HSR Act. Optum is not required to observe an HSR Act waiting period prior to consummating its secondary acquisition of ABCO’s equity interests in Evolent through the merger so long as the closing of the merger occurs within forty-five days after the last date on which the value of ABCO’s equity interests in Evolent does not exceed the statutory threshold for transactions reportable under the HSR Act. Accordingly, on November 6, 2017, Optum withdrew the notification and report form regarding its secondary acquisition of ABCO’s equity interests in Evolent that it had filed under the HSR Act.

As disclosed in the definitive proxy statement, the waiting periods under the HSR Act applicable to the education transaction and the merger expired at 11:59 p.m. Eastern Time on October 10, 2017. Therefore, the parties have obtained all U.S. antitrust clearances necessary for the closing of the education transaction and the merger so long as the closing of the merger occurs within forty-five days after the last date on which the value of ABCO’s equity interests in Evolent does not exceed the statutory threshold for transactions reportable under the HSR Act.

As of the date of this proxy supplement, and assuming that ABCO stockholders approve the merger proposal, ABCO, Optum and Education Buyer currently expect to close the education transaction and the merger by the end of 2017 and within the forty-five day period described above. As previously disclosed in the definitive proxy statement, if the merger is completed, each share of ABCO common stock that is outstanding immediately prior to the effective time (other than certain shares of ABCO common stock specified in the section of the definitive proxy statement entitled “Proposal 1—Adoption of the Merger Agreement—Per-Share Merger Consideration”) will be converted into the right to receive (1) $52.65 in cash, plus (2) an additional amount in cash (or the per-share Evolent amount), calculated as set forth in the merger agreement, based on the per-share, after-tax value of ABCO’s equity interests in Evolent, in each case, without interest and less any applicable withholding taxes. Under the formula set forth in the merger agreement, the per-share Evolent amount depends, in part, on the trading price of Evolent’s Class A common stock, which is traded on the New York Stock Exchange under the symbol “EVH.” The per-share Evolent amount will fluctuate prior to the effective time of the merger because the trading price of Evolent’s Class A common stock will fluctuate prior to the effective time of the merger. You should obtain current stock price quotations for Evolent’s Class A common stock, and for more information regarding Evolent, please see Evolent’s filings with the SEC, which are available at http://www.sec.gov. Please see the section of the definitive proxy statement (as supplemented on October 20, 2017) entitled “Proposal 1—Adoption of the Merger Agreement—Per-Share Merger Consideration” for a summary of the merger agreement’s formula for calculating the per-share Evolent amount.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The proposed merger will be submitted to ABCO stockholders for their consideration at a special meeting of ABCO stockholders to be held on November 15, 2017 at ABCO’s offices at 2445 M Street, N.W., Washington, D.C. 20037, at 10:00, a.m., local time. In connection with the proposed merger, ABCO filed a definitive proxy statement and form of proxy card with the Securities and Exchange Commission (or the SEC) on October 11, 2017. ABCO mailed the definitive proxy statement to ABCO stockholders of record as of October 5, 2017, the record date for the special meeting. This communication is not a substitute for the definitive proxy statement. BEFORE MAKING ANY VOTING DECISIONS, ABCO STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY PROXY SUPPLEMENT CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Copies of the definitive proxy statement, proxy supplements and other relevant materials are available free of charge on the SEC’s web site at http://www.sec.gov or on ABCO’s website at http://investors.advisoryboardcompany.com/Docs/.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy supplement includes “forward-looking statements” as defined under U.S. federal securities laws about the proposed transaction. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements are based on current plans, estimates and expectations that are subject to risks and uncertainties. We caution that actual results could differ materially from expected results, depending on the outcome of certain factors, including (1) the failure to satisfy the conditions to the completion of the transactions, including the sale of ABCO’s education business to Education Buyer, approval of the proposed merger by ABCO’s stockholders and the receipt of regulatory approvals on the terms expected or on the anticipated schedule; (2) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or the education purchase agreement; (3) there may be a material adverse change regarding ABCO or its health care business or its education business, (4) the failure to complete or receive the anticipated benefits from the transactions; (5) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (6) the retention of certain key employees at ABCO; (7) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the arrangement; (8) risks related to diverting management attention from ongoing business operations; (9) the outcome of any legal proceedings that may be instituted against UnitedHealth Group Incorporated, Optum, ABCO, Education Buyer or Vista Fund VI related to the transactions; (10) there may be changes in economic conditions, financial markets, interest rates, political conditions or changes in federal or state laws or regulations; (11) there may be changes in the market price of Evolent Health, Inc.’s Class A common stock; and (12) the other factors relating to ABCO discussed in “Risk Factors” in its Annual Reports on Form 10-K for the most recently ended fiscal year, and in their other filings with the SEC, all of which are available at http://www.sec.gov. ABCO does not assume any obligation to update or revise this communication as a result of new information, future events or otherwise, except as otherwise required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

No assurance can be given that these are all of the factors that could cause actual results to vary materially from those described in the forward-looking statements. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Each forward-looking statement speaks only as of the date of the particular statement.

Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained herein, including, but not limited to, (1) the information contained under this heading and (2) the information contained under the headings “Risk Factors” and information in our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. ABCO stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.